As filed with the Securities and Exchange Commission on December 22, 2005

Registration No. 333-129623

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magellan Midstream Holdings, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4610	20-0019312
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(918) 574-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lonny E. Townsend

Magellan Midstream Holdings, L.P.

One Williams Center

Tulsa, Oklahoma 74172

(918) 574-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dan A. Fleckman Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222	Robert V. Jewell William J. Cooper Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Magellan Midstream Holdings, L.P. has prepared this Amendment No. 2 to its Registration Statement on Form S-1 for the purpose of filing with the Securities and Exchange Commission exhibits to the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee, the amounts set forth below are estimates.

SEC registration fee	$70,554
NASD filing fee	60,444
Printing and engraving expenses	300,000
Fees and expenses of legal counsel	700,000
Accounting fees and expenses	450,000
Transfer agent and registrar fees	3,000
New York Stock Exchange listing fee	150,000
Miscellaneous	166,002

Total	1,900,000

Item 14.	Indemnification of Officers and Members of Our Board of Directors.

The section of the prospectus entitled “Material Provisions of the Partnership Agreement of Magellan Midstream Holdings, L.P. — Indemnification” discloses that we will generally indemnify our general partner, officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to [Section 8] of the Underwriting Agreement to be filed as an exhibit to this registration statement in which we and our general partner will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1***	—	Form of Underwriting Agreement
3.1*	—	Certificate of Limited Partnership of Magellan Midstream Holdings, L.P.
3.2*	—	Form of Third Amended and Restated Limited Partnership Agreement of Magellan Midstream Holdings, L.P. (included as Appendix A to the Prospectus)
3.3*	—	Certificate of Formation of Magellan Midstream Holdings GP, LLC
3.4**	—	Limited Liability Company Agreement of Magellan Midstream Holdings GP, LLC
3.5*	—	Fourth Amended and Restated Limited Partnership Agreement of Magellan Midstream Partners, L.P.
5.1***	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1***	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10.1***	—	Form of Revolving Credit Agreement
10.2**	—	Reimbursement Agreement dated December 21, 2005 by and among Magellan Midstream Holdings, L.P. and MGG Midstream Holdings, L.P.
10.3**	—	New Omnibus Agreement dated June 17, 2003 among WEG Acquisitions, L.P., Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and The Williams Companies, Inc.
10.4***	—	Services Agreement dated December 24, 2005 among Magellan GP LLC, Magellan Midstream Partners L.P. and Magellan Midstream Holdings GP, LLC.
10.5**	—	Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.6**	—	Amendment No. 1 dated May 5, 2003 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.7**	—	Amendment No. 2 dated January 6, 2004 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.8**	—	Amendment No. 3 dated May 26, 2004 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.9***	—	Agreement for Transfer and Assumption of Sponsorship of Employee Benefit Plans of Magellan Midstream Holdings, L.P. dated and effective as of December 24, 2005 between Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC.
10.10***	—	Magellan Pension Plan
10.11***	—	Magellan 401(k) Plan
10.12***	—	Magellan Health & Welfare Plan
10.13***	—	Severance Pay Plan
21.1***	—	List of Subsidiaries of Magellan Midstream Holdings, L.P.
23.1*	—	Consent of Ernst & Young LLP
23.2***	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.3***	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1*	—	Powers of Attorney

*	Previously filed with the Securities and Exchange Commission as part of this Registration Statement.
**	Filed herewith.
***	To be filed by amendment to this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 22, 2005.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	/S/ DON R. WELLENDORF
Name:	Don R. Wellendorf
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/S/ DON R. WELLENDORF Don R. Wellendorf	President and Chief Executive Officer	December 22, 2005

/S/ JOHN D. CHANDLER John D. Chandler	Vice President, Chief Financial Officer and Treasurer	December 22, 2005

* Jim H. Derryberry	Vice President and Director	December 22, 2005

* Patrick C. Eilers	Vice President and Director	December 22, 2005

* N. John Lancaster, Jr.	Vice President and Director	December 22, 2005

* Thomas S. Souleles	Vice President and Director	December 22, 2005

*By:	/s/ JOHN D. CHANDLER
John D. Chandler Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1***	—	Form of Underwriting Agreement
3.1*	—	Certificate of Limited Partnership of Magellan Midstream Holdings, L.P.
3.2*	—	Form of Third Amended and Restated Limited Partnership Agreement of Magellan Midstream Holdings, L.P. (included as Appendix A to the Prospectus)
3.3*	—	Certificate of Formation of Magellan Midstream Holdings GP, LLC
3.4**	—	Limited Liability Company Agreement of Magellan Midstream Holdings GP, LLC
3.5*	—	Fourth Amended and Restated Limited Partnership Agreement of Magellan Midstream Partners, L.P.
5.1***	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1***	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
10.1***	—	Form of Revolving Credit Agreement
10.2**	—	Reimbursement Agreement dated December 21, 2005 by and among Magellan Midstream Holdings, L.P. and MGG Midstream Holdings, L.P.
10.3**	—	New Omnibus Agreement dated June 17, 2003 among WEG Acquisitions, L.P., Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc. and The Williams Companies, Inc.
10.4***	—	Services Agreement dated December 24, 2005 among Magellan GP LLC, Magellan Midstream Partners L.P. and Magellan Midstream Holdings GP, LLC.
10.5**	—	Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.6**	—	Amendment No. 1 dated May 5, 2003 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.7**	—	Amendment No. 2 dated January 6, 2004 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.8**	—	Amendment No. 3 dated May 26, 2004 to Purchase Agreement dated April 18, 2003 among Williams Energy Services, LLC, Williams Natural Gas Liquids, Inc., Williams GP LLC and WEG Acquisitions, L.P.
10.9***	—	Agreement for Transfer and Assumption of Sponsorship of Employee Benefit Plans of Magellan Midstream Holdings, L.P. dated and effective as of December 24, 2005 between Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC.
10.10***	—	Magellan Pension Plan
10.11***	—	Magellan 401(k) Plan
10.12***	—	Magellan Health & Welfare Plan
10.13***	—	Severance Pay Plan
21.1***	—	List of Subsidiaries of Magellan Midstream Holdings, L.P.
23.1*	—	Consent of Ernst & Young LLP
23.2***	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.3***	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1*	—	Powers of Attorney

*	Previously filed with the Securities and Exchange Commission as part of this Registration Statement.
**	Filed herewith.
***	To be filed by amendment to this Registration Statement.